Exhibit 99.1

Applied Energetics Appoints Gregory J. Quarles, Ph.D.

as Chief Executive Officer

Dr. Quarles Brings a Successful and Proven Record of Building Value in

Advanced Opto-Electronic Companies

Tucson, AZ., April 23, 2019 -- Applied Energetics, Inc. (OTCQB: AERG), today announced the appointment Gregory J. Quarles, Ph.D. as President, Chief Executive Officer and Board Member, effective May 6, 2019. He will lead the company in its development of next generation advanced defense technologies based on ultra-short pulse and laser guided energy. Dr. Quarles is an experienced CEO, Board Member and renowned physicist with over 30 years of experience driving cutting-edge laser, optics, and photonics technology development and operations within advanced industrial companies. Additionally, Dr. Quarles is a globally recognized leader for his strategic partnerships with the Department of Defense and his innovative work in the progression of global materials research, specifically developing new laser devices for a variety of military, medical, and industrial applications. Dr. Quarles succeeds Brad Adamczyk, who has served as Principal Executive Officer since August 6, 2018. Included in this process, and effective immediately, Mr. Adamczyk will become Chairman of the Board “Chairman” of Applied Energetics.

“We are thrilled that AE is able to attract such top tier talent as Dr. Greg Quarles.  Dr. Quarles is our number one choice to lead this company based on his extensive accomplishments and recognition in the field of lasers and photonics, his vast network and credibility among industry peers and his vision for what AE’s IP will mean to the emerging and growing markets.  Greg is a recognized business leader, with extensive operational and strategic knowledge in our markets,” said incoming Chairman Brad Adamczyk. “Having worked in a variety of senior management roles, Greg has a deep understanding of our business, the defense industry, and other important markets in which we operate. He is a strong, energetic, and dynamic values-driven leader with an impressive track record of delivering consistent high-quality performance. The Board unanimously agreed that Greg is unique in his ability to translate vision and strategy into world-class execution, and bring together teams and partners to drive results. With a deep understanding of every segment and technology area we currently address, Greg has the skills to understand the dynamics, importance and size of the many significant and rapidly evolving growth opportunities unique to Applied Energetics.  The Board warmly welcomes Greg to the role of CEO and wishes him every success.”

Before joining Applied Energetics, Dr. Quarles, 57, spent the last six years with The Optical Society of America (“OSA”) in Washington D.C., both as a Board Member and more recently as the Chief Scientific Officer. His responsibilities at OSA encompassed a broad range of scientific, technical and engineering infrastructure, and included content development for the OSA meetings portfolio, along with many other related projects, highlighted by his reports to Congress. Moreover, Dr Quarles has been personally involved through OSA in the establishment of many crucial partnerships involving major R&D laboratories and global agencies worldwide. This involvement includes being a long-standing member of the U.S. Department of Commerce, Bureau of Industry and Security, and Sensors and Instrumentation Technical Advisory Committee (SITAC).

In addition to his work at OSA, Dr. Quarles is the founder of Opto-Electronic Management Network, a private consulting firm specializing in the laser and materials industry, with primary focus on the defense, aerospace, and nanomaterials sectors located in Tucson, AZ. Since 2012, the firm has worked with numerous corporations in the areas of public policy, defense, and commercial executive oversight of optics and photonics -based research and production.

On joining the Applied Energetics team, Dr. Quarles commented, “I am honored and excited to have been selected to lead Applied Energetics. With the current growth in funding in the Directed Energy domain and the rapid expansion of applications for the ultra-short pulse lasers in Defense and Homeland Security, these are exciting times to lead the insertion of new products into these sectors. The team of contributors at AERG, the strength of the IP portfolio and the challenge of competing in these domains and collaborating with established partners pointed to this being a once-in-a-lifetime opportunity.”

From 2008 until 2012, Dr. Quarles served as a board member of Redmond, WA based B.E. Meyers & Co., Inc., a developer, manufacturer, and systems integrator of optoelectronic and related products used in defense, law enforcement, and industrial applications. Dr. Quarles served in the roles of CEO, President and COO during a period of his tenure as a board member.

From 2002 until 2010, Dr. Quarles served as Director of Corporate Research, Development & Technology and Director of Federal Government Relations for II-VI Incorporated (NASDAQ: IIVI) of Saxonburg, PA., a global leader in engineered materials and optoelectronic components.

Dr. Quarles began his career in the opto-electronic field in 1987 when he joined the Naval Research Laboratory, Washington, D.C., as a research physicist in the Optical Sciences Division.

In addition to his extensive corporate experience, Dr. Quarles holds leadership positions and is considered a recognized global advocate of science, technology, education and public policy with leading professional society organizations. Dr. Quarles is currently or has been a member of SPIE – The International Society for Optics and Photonics, The Optical Society, American Association for the Advancement of Science, American Physical Society, Directed Energy Professional Society, IEEE Photonics Society, and the National Defense Industrial Association, as well as other notable professional societies. Since 1992, Dr. Quarles has also been invited to provide briefs and testimony to more than a dozen Congressional Committees and Subcommittees; including the House Committee on Appropriations, Armed Services, Homeland Security, and Science, Space, and Technology.

Dr. Quarles holds a Ph.D. and M.S. degrees in Physics from Oklahoma State University and a B.S degree in Physics and Mathematics from Oklahoma State University. Throughout his career, Dr. Quarles has been awarded five patents related to his research in solid-state lasers and has three patents pending and over 110 peer-reviewed publications and published presentations.

ABOUT APPLIED ENERGETICS INC.

Applied Energetics, Inc., “AE” based in Tucson, Arizona, specializes in development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGE) technology and related solutions for commercial, defense and security applications, and are protected by 25 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s GSPA’s are held under secrecy orders of the US government and allow AE greatly extended protection rights.

For more information, visit www.aergs.com

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may", "believe", "will", "expect", "project", "anticipate", “estimates", "plans", "strategy", "target", "prospects" or "continue", and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T:212-245-4577

kevin@cameronassoc.com